EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE June 26, 2006	CONTACT: Vince Galdi LRG Marketing Communications (845) 358-1801 vgaldi@lrgmarketing.com

Dynabazaar Announces Entry Into Security Business

Acquires Assets of Southern Imaging and Video Solutions Technology Center

New York, NY (June 26, 2006) – Dynabazaar, Inc. (OTCBB: FAIM.OB) (the “Company”) announced today that, through two acquisition subsidiaries, it has purchased the assets of Southern Imaging, Inc. (“Southern Imaging”) and Video Solutions Technology Center, Inc. (“Video Solutions”), initiating the Company’s launch into the professional security business.

Costar Video Systems, LLC (“Costar”), the Company’s subsidiary which acquired Southern Imaging’s assets, will design, source and distribute video and imaging products for the security and industrial markets. Video Solutions Technology Center, LLC (“VSTC”), a subsidiary of Costar which acquired the assets of Video Solutions, will provide product design and development, technical support and repair services for Costar.

Costar’s experienced business team will be led by Sam Cassetta, the company’s newly appointed Chief Executive Officer, and James Pritchett, the company’s newly appointed President. Sam Cassetta has over 15 years of experience in the security industry, having served as Vice President of Brinks, Inc. and as President of Burns and Roe Securacom Inc. James Pritchett is an 18 year veteran in the video and imaging industry, having served as the President of the Costar division of Southern Imaging since 2001 and as President of Ultrak Inc.

Costar Video Systems plans to continue to market the Costar™ brand of video and imaging products to the security markets with a more aggressive business model formulated to deliver the highest levels of technology and support services to its customers at competitive prices. In addition, the company intends to continue to expand its business in the industrial market by distributing imaging products manufactured by Sony, Hitachi and others. The company’s product line includes cameras, monitors, camera housings, power supplies, multiplexers, high speed domes, controllers, and analog and digital video recorders. Costar will operate from Southern Imaging’s facility in Carrollton, Texas and VSTC will operate from Video Solutions’ facility in Anaheim, California.

“We are very excited and enthusiastic about the transaction with Dynabazaar and look forward to working with the Company to create value for all of its shareholders,” stated James Pritchett, the President of Costar Video Systems. “The transaction greatly improves the resources and capabilities of our businesses while providing Dynabazaar with a solid foundation for growth in the security and industrial markets that we will use as a cornerstone for our goal of becoming an integrated solutions provider for our customers.”

A Form 8-K providing additional information concerning the transaction and the business of Costar and VSTC is being filed today by the Company with the Securities and Exchange Commission.

Dynabazaar Investor Relations Contact:	Mel Brunt Dynabazaar, Inc. (212) 974-5730

Safe Harbor Statement

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the Company or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Security and Exchange Commission filings. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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